EXHIBIT 1.2

		ARTICLES OF AMENDMENT STATUTS DE MODIFICATION

Form 3 Business Corporations Act 1982	1.	The present name of the corporation is:	Dénomination sociale actuelle de la compagnie:
		BONANZA RED LAKE EXPLORATIONS INC.

Formule Numero 3 Loi de 1982 sur les compagnies	2.	The name of the corporation is changed to (if applicable):	Nouvelle dénomination sociale de la compagnie ( s’il y a lieu):
		EUGENIC CORP.

	3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:
		22 September 1978
		(Day, Month, Year) (jour, mois, année)

	4.	The articles of the corporation are amended as follows:	Les statuts de la compagnie sont modifies de la façon suivante:

	1.	The minimum number of directors of the Corporation shall be 3 and the maximum number of directors of the Corporation shall be 10.

	2.
(a)   Delete the existing objects clauses and provide that there are no restrictions on the business the Corporation may carry on or on the powers that the Corporation may exercise;
(b)   Delete the term “head office” where it appears in the articles and substitute therefor the term “registered office”;
(c)   Delete the existing special provisions contained in the articles and substitute therefor the following:
“The following special provisions shall be applicable to the Corporation:
Subject to the provisions of the Business Corporations Act, as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:
  (i)  borrow money on the credit of the Corporation’
 (ii)  issue, re-issue, sell or pledge debt obligations of the Corporation;
(iii)  give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;
(iv)  mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and
 (v)  by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.”

3.	(a) Provide that the Corporation is authorized to issue an unlimited number of common shares; (b) Provide that the Corporation is authorized to issue an unlimited number of preference shares.

5.	The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.	La modification a été dűment autorisée conformément a l’article 167 et, s’ll y a lieu, a l’article 169 de la Loi sur les compagnies.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on	Les actionnaires ou les administrateurs ( le cas echeant) de la compagnie -ont approuvé la resolution autorisant la modification

14 January 1985
(Day, Month, Year) (jour, mois, année)

	These articles are signed in duplicate.	Les presents statuts sont signés en double exemplaire.

BONANZA RED LAKE EXPLORATIONS INC.
(Name of Corporation)
(Denomination sociale de la compagnie)

	By/Par	/s/ Alex Pancer
(Signature) (Description of Office) (Signature) (Fonction) President